EXHIBIT 32.1

    CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE
                              UNITED STATES CODE


      I, Julie M. DeMatteo, the President and Chief Executive Officer of UBS Managed Fund Services, Inc., the Sponsor of UBS Managed Futures LLC (Aspect Series) (the "Series"), certify that (i) the Annual Report of the Series on Form 10-K for the period ending December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Series.


Date:  March 27, 2007
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                                    /s/ Julie M. DeMatteo
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                                        Julie M. DeMatteo
                                        President and Chief Executive Officer